Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)
     The undersigned executive officer of Anchor BanCorp Wisconsin Inc. (the “Registrant”) hereby certifies that the Registrant’s Form 10-Q for the three months ended September 30, 2008 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Douglas J. Timmerman
Douglas J. Timmerman, Chairman of the Board, President
and Chief Executive Officer

November 10, 2008
Note: A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Anchor BanCorp Wisconsin Inc. and will be retained by Anchor BanCorp Wisconsin Inc. and furnished to the Securities and Exchange Commission or its staff upon request.